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                                                                 EXHIBIT 10.12



                    AMENDMENT TO PURCHASE AND SALE AGREEMENT


         THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (the "Amendment") is made and entered into effective as of December 31, 1996, (the "Effective Date of the Amendment"), by and between United Wisconsin Services, Inc., a Wisconsin business corporation ("UWS") and Midelfort Clinic, Ltd., Mayo Health System, a Wisconsin corporation ("Clinic") (Individually, a "Party", and collectively the "Parties").


                                    RECITALS

         A. UWS and Clinic (or its affiliate or successor) are parties to that certain purchase and sale agreement dated January 1, 1992, (the "Agreement"), pursuant to which Clinic sold all the outstanding shares of Midelfort Health Plan, Inc. ("MHP").

         B. UWS and Clinic (or its affiliate or successor) are also parties to that certain joint venture agreement dated January 1, 1992, which was superseded by an Amended and Restated Joint Venture Agreement of even date herewith (the Amended and Restated "Joint Venture Agreement").

         C. Midelfort Health Plan, Inc. (MHP) has changed its name to Valley Health Plan, Inc. (VHF)

         D. In consideration for extending the term of the Joint Venture Agreement and amending the Joint Venture Agreement in other respects, the Parties desire to extend the term of the Agreement and amend the Agreement in certain respects as set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Amendment, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. ASSIGNMENT. The Parties hereby acknowledge that Midelfort Clinic, Ltd. has been acquired by Mayo Foundation for Medical Education and Research ("Mayo"), and hereby consents to the assignment by Midelfort Clinic, Ltd. to Midelfort Clinic, Ltd., Mayo Health System, of all of its right, title and interest in, to and under the Agreement.

         2 . MODIFICATION OF AGREEMENT. The Parties hereby agree that the Clinic's option to repurchase shall be in effect for the Initial Term of the Amended and Restated Joint Venture Agreement, and may be exercised effective as of December 31, 1999, subject to the modifications set forth in this Amendment, and that Section 10.1 and Section 10.4 are hereby amended to read in its entirety as follows:



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                  10.1 Either at the end of the Initial Term of the Joint
         Venture, as defined in Section 7.1 of the Amended and Restated Joint Venture Agreement, or termination of the Joint Venture whichever occurs earlier, the Clinic shall have the option to repurchase one hundred percent of the outstanding shares of VHP stock

                  10.4 The Clinic shall exercise this option to repurchase by giving written notice to Thomas R. Hefty as president of UWS at least One Hundred and Eighty (180) days but no more than Two Hundred and Seventy (270) days in advance of the effective date (the "Exercise Date"). The repurchase shall be effective on December 31, 1999, or the date of termination of the Joint Venture Agreement, whichever occurs earlier. (the "Repurchase Date").

         3. ADDITIONS TO AGREEMENT. The Parties hereby add the following provisions to the Agreement.

                  10.5 In the event that the Clinic exercises its option to repurchase, UWS shall, within Forty-five (45) business days after the end of the month in which the Exercise Date occurs, provide Clinic with the following: (i) statement of all assets held by VHP and all liabilities of VHP as of the end of the month in which the Exercise Date occurs and (ii) balance sheet and statements of income and expenditures for-VHP as of the end of the month in which the Exercise Date occurs.

                  10.6 From the Exercise Date through the closing date of such repurchase (the "Interim Period"), UWS shall not, in connection with-VHP, without the prior written consent of Clinic, (a) enter into any contract or commitment with respect to VHP extending beyond the closing date, other than sales or purchases made in the ordinary course of its business; (b) waive any rights of any substantial value or sell, assign or transfer any of the assets of VHP other than in the ordinary course of business; (c) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (d) encumbrance any assets, tangible or intangible, other than the lien of current property taxes not due and payable; (e) sell, assign or transfer any of the assets of VHP or cancel any debts or claims; (f) increase the salaries or other fringe benefits made available to the employees of VHP, institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangements for the benefit of the employees of VHP, or make any changes in any such plans or arrangements presently existing; or (g) enter into any other transactions or series of transactions other than in the ordinary course of business.




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                  10.7 UWS shall, within Ninety (90) business days after the
         Repurchase Date, provide Clinic with the following: (i) statement of all assets held by VHP and all liabilities of VHP as of the Repurchase Date; and (ii) balance sheet and statements of income and expenditures for VHP as of the current calendar year to the Repurchase Date.

                  10.8 UWS represents and warrants that the financial statements provided to Clinic pursuant to Sections 10.5 and 10.7 hereof (i) will be in accordance with the books and records of VHP which books and records are complete and accurate in all material respects, (ii) will present fairly and accurately in all material respects the financial condition of VHP as of the dates of the balance sheets, (iii) present or will present fairly and accurately in all material respects the results of operations of VHP for the periods covered by such statements, and (iv) have been or will be prepared in all material respects on a basis consistent with the preparations of VIII's prior years' financial statements.

         4. REFERENCES. All references in this Amendment to the Agreement shall mean and include, as appropriate, both the original Agreement between the Parties, and all amendments which are in writing and have been executed by the Parties. All references in this Amendment to the Agreement or the Agreement to Midelfort Health Plan, Inc. shall also include reference to Valley Health Plan, Inc.

         5. CONTINUED EFFECT. Except as otherwise provided in this Agreement, but subject to any other amendments to the Agreement which are in writing and have been executed by the Parties, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the Effective Date by their respective representatives.

Attest:                                   UNITED WISCONSIN SERVICES, INC.

/s/ John M. Drace                         BY /s/ Thomas R. Hefty
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                                          TITLE
                                               ---------------------------------

Attest:                                   MIDELFORT CLINIC, LTD., MAYO
                                          HEALTH SYSTEM

/s/ John M. Drace                         BY /s/ William C. Rupp, M.D.
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                                          TITLE
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